Exhibit 23.1

Kesselman & Kesselman Certified Public Accountants (Isr.) Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O. Box 452 Tel Aviv 61003 Israel Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-144801 and No. 333-146919) and on Form S-8 (No. 333-148983) of Protalix BioTherapeutics, Inc. of our report dated March 14, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Kesselman & Kesselman

Tel Aviv, Israel
March 14, 2008